EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of Digital Caddies, Inc., our report dated August 15, 2014, relating to the financial statements of Digital Caddies, Inc. as of and for the fiscal year ended October 31, 2013.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Malone Bailey, LLP

Malone Bailey, LLP

August 19, 2014